Exhibit 23.1
October 27, 2008
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, OH 44316

Re:	Consent of Bates White, LLC
Ladies and Gentlemen:
          Bates White, LLC, an independent asbestos valuation firm, hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90786) and in the Registration Statements on Form S-8 (Nos. 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-62806, 333-62808, 333-29993, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company (the “Company”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Company’s liability exposure for pending and estimable unasserted asbestos-related claims and receivables from probable insurance recoveries, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, to be filed with the Securities and Exchange Commission on or about November 3, 2008.
Sincerely,
/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO